EXHIBIT 99.1

                                  News Release

                National Penn media contact:                                          National Penn investor contact:
                Catharine S. Bower                                                    Michelle H. Debkowski
                610.369.6618                                                                                    610.369.6461
                Catharine.Bower@nationalpenn.com                             Michelle.Debkowski@nationalpenn.com

National Penn Completes Sale Of
Christiana Bank & Trust Company

BOYERTOWN, PA  – December 6, 2010 - National Penn Bancshares, Inc. (NASDAQ: NPBC) announced that the sale of Christiana Bank & Trust Company, headquartered in Greenville, Delaware and a subsidiary of National Penn, to WSFS Financial Corporation was completed as of the close of business on December 3, 2010.

About National Penn Bancshares, Inc.

National Penn Bancshares, Inc., with approximately $9 billion in assets, is a bank holding company based in Pennsylvania.  Headquartered in Boyertown, National Penn operates 124 community banking offices in Pennsylvania and one office in Maryland through National Penn Bank and its HomeTowne Heritage Bank, KNBT and Nittany Bank divisions.

National Penn’s financial services affiliates consist of National Penn Wealth Management, N.A., including its National Penn Investors Trust Company division; National Penn Capital Advisors, Inc.;  Institutional Advisors LLC; National Penn Insurance Services Group, Inc., including its Higgins Insurance division; and Caruso Benefits Group, Inc.

National Penn Bancshares, Inc. common stock is traded on the Nasdaq Stock Market under the symbol “NPBC”. Please visit our Web site at www.nationalpennbancshares.com to see our regularly posted material information.

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